EXHIBIT 99.2

Cameron Highway Oil Pipeline Company

Unaudited Financial Statements for the Nine Months Ended
September 30, 2010 (unaudited) and for the Year Ended December 31, 2009

CAMERON HIGHWAY OIL PIPELINE COMPANY
BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$595	3,908
Accounts receivable	6,134	6,501
Prepaid and other current assets	3,240	769
Total current assets	9,969	11,178
PROPERTY, PLANT AND EQUIPMENT, NET	459,328	466,127
Total assets	$469,297	477,305

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$3,637	$685
Accounts payable – affiliates	1,273	1,208
Other current liabilities	2,770	1,347
Total current liabilities	7,680	3,240
OTHER LIABILITIES	1,447	1,366
COMMITMENTS AND CONTINGENCIES
PARTNERS’ EQUITY	460,170	472,699
Total liabilities and partners’ equity	$469,297	477,305

See Notes to Unaudited Financial Statements

CAMERON HIGHWAY OIL PIPELINE COMPANY
STATEMENTS OF OPERATIONS
 (Dollars in thousands)

	For the Nine Months
	Ended September 30,
	2010	2009
REVENUES
Crude oil handling revenues	$50,829	$49,464
Total revenues	50,829	49,464
COSTS AND EXPENSES
Depreciation and accretion	12,400	12,357
Other operating costs and expenses (see Note 4)	10,813	11,740
General and administrative costs	49	64
Total costs and expenses	23,262	24,161
OPERATING INCOME	27,567	25,303
OTHER INCOME
Interest income	4	18
NET INCOME	$27,571	$25,321

See Notes to Unaudited Financial Statements

CAMERON HIGHWAY OIL PIPELINE COMPANY
STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	For the Nine Months
	Ended September 30,
	2010	2009
OPERATING ACTIVITIES
Net income	$27,571	$25,321
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and accretion	12,400	12,357
Loss on sale of asset	176	--
Effect of changes in operating accounts
Accounts receivable	366	(1,232)
Prepaid and other current assets	(2,471)	1,160
Accounts payable	435	(1,658)
Other current liabilities	1,425	(81)
Net cash provided by operating activities	39,902	35,867
INVESTING ACTIVITIES
Capital expenditures	(3,115)	(13)
Cash used in investing activities	(3,115)	(13)
FINANCING ACTIVITIES
Distributions to partners	(40,100)	(35,000)
Cash used in financing activities	(40,100)	(35,000)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,313)	854
CASH AND CASH EQUIVALENTS, JANUARY 1	3,908	3,160
CASH AND CASH EQUIVALENTS, SEPTEMBER 30	$595	$4,014

See Notes to Unaudited Financial Statements

CAMERON HIGHWAY OIL PIPELINE COMPANY
STATEMENTS OF PARTNERS’ EQUITY
(Dollars in thousands)

	Cameron Highway	Cameron Highway	Cameron Highway
	Pipeline I, L.P.	Pipeline II, L.P.	Pipeline III, L.P.
	(Enterprise)	(Valero)	(Valero)
	50%	25%	25%	Total
BALANCE AT DECEMBER 31, 2009	$236,349	$118,175	$118,175	$472,699
Net income	13,785	6,893	6,893	27,571
Distributions to partners	(20,050)	(10,025)	(10,025)	(40,100)
BALANCE AT SEPTEMBER 30, 2010	$230,084	$115,043	$115,043	$460,170

	Cameron Highway	Cameron Highway	Cameron Highway
	Pipeline I, L.P.	Pipeline II, L.P.	Pipeline III, L.P.
	(Enterprise)	(Valero)	(Valero)
	50%	25%	25%	Total
BALANCE AT DECEMBER 31, 2008	$244,793	$122,397	$122,397	$489,587
Net income	12,661	6,330	6,330	25,321
Distributions to partners	(17,500)	(8,750)	(8,750)	(35,000)
BALANCE AT SEPTEMBER 30, 2009	$239,954	$119,977	$119,977	$479,908

See Notes to Unaudited Financial Statements

CAMERON HIGHWAY OIL PIPELINE COMPANY
NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.  Partnership Organization

Cameron Highway Oil Pipeline Company (“Cameron Highway”) is a Delaware general partnership formed in June 2003 to construct, install, own and operate a 374-mile crude oil pipeline (the “Pipeline”) located in  deepwater areas of the central Gulf of Mexico offshore Texas and Louisiana.  Unless the context requires otherwise, references to “we,” “us”, “our” or the “Company,” within these notes are intended to mean the Cameron Highway joint venture.

For the periods covered by this interim report, we were owned (i) 50% by Cameron Highway Pipeline I, L.P. (“CHOPS I”), a subsidiary of Enterprise GTM Holdings L.P. (“Enterprise”), (ii) 25% by Cameron Highway Pipeline II, L.P. (“CHOPS II”), a subsidiary of Valero Energy Corporation (“Valero”), and (iii) 25% by Cameron Highway Pipeline III, L.P. (“CHOPS III”), another subsidiary of Valero.  CHOPS I, CHOPS II and CHOPS III are collectively referred to as the “Partners.”

On November 23, 2010, Genesis Energy, L.P. acquired the aggregate 50% ownership interests held by CHOPS II and CHOPS III from Valero.

2.  Summary of Significant Accounting Policies

Our financial statements are prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”).  Except as noted within the context of each footnote disclosure, dollar amounts presented in the tabular data within these footnote disclosures are stated in thousands of dollars.

Business Segment

We operate in a single business segment, Offshore Pipeline & Services, which consists of a 374-mile pipeline used in the transportation of crude oil.

Cash and Cash Equivalents

Cash and cash equivalents represent unrestricted cash on hand and highly liquid overnight investments in government-backed securities.

Contingencies

Certain conditions may exist as of the date our financial statements are issued, which may result in a loss to us, but will only be resolved when one or more future events occur or fail to occur.  Our management and its legal counsel evaluate such contingent liabilities, and such assessment inherently involves an exercise in judgment.  If the assessment of a contingency indicates that it is probable that a loss has been incurred and the amount of liability can be reasonably estimated, then the estimated liability would be accrued in our financial statements.  If the assessment indicates that a potential loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss (if determinable), would be disclosed.  Loss contingencies considered remote are generally not disclosed.  We did not record any contingent losses during the periods ended September 30, 2010 and December 31, 2009.

Crude Oil Imbalances

Crude oil imbalances arise in the course of providing crude oil handling services, where we receive volumes of crude oil that differ from the volumes committed to be redelivered.  These differences result in imbalances that are settled in-kind (i.e., with crude oil volumes instead of cash) the following month.  We value our crude oil imbalances using contractual settlement prices. Imbalance receivables and payables are classified on our balance sheet within accounts receivable and payable, respectively.   At September 30, 2010 and December 31, 2009, our imbalance receivables were $2.8 million and $0.6 million, respectively, and our imbalance payables were $2.6 million and $0.1 million, respectively.

Environmental Costs

Our operations include activities subject to federal and state environmental regulations.  Environmental costs for remediation are accrued based on estimates of known remediation requirements.  Such accruals are based on management’s best estimate of the ultimate cost to remediate a site and are adjusted as further information and circumstances develop.  Those estimates may change substantially depending on information about the nature and extent of contamination, appropriate remediation technologies and regulatory approvals.  Expenditures to mitigate or prevent future environmental contamination are capitalized.  Ongoing environmental compliance costs are charged to expense as incurred.  In accruing for environmental remediation liabilities, costs of future expenditures for environmental remediation are not discounted to their present value, unless the amount and timing of the expenditures are fixed or reliably determinable.  There were no environmental remediation liabilities incurred as of September 30, 2010 or December 31, 2009.

Estimates

Preparing our financial statements in conformity with GAAP requires us to use estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for each reporting period.  Our actual results could differ from these estimates.

Fair Value Information and Financial Instruments

Fair value is defined as the amount at which an asset or liability could be bought or settled in an arm’s-length transaction.  The estimated fair values of our cash and cash equivalents, accounts receivable and accounts payable approximate their carrying amounts in the accompanying balance sheets due to the short-term maturity of these amounts.

Impairment Testing For Long-Lived Assets

Long-lived assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.

Long-lived assets with carrying values that are not expected to be recovered through future cash flows are written down to their estimated fair values.  The carrying value of a long-lived asset is deemed not recoverable if the carrying value exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposition of the asset.  If the asset’s carrying value exceeds the sum of its undiscounted cash flows, a non-cash asset impairment charge equal to the excess of the asset’s carrying value over its estimated fair value is recorded.  We measure fair value using market price indicators or, in the absence of such data, appropriate valuation techniques. No asset impairment charges were recognized for any of the periods presented.

Income Taxes

Since we are structured as a pass-through entity, we are not subject to federal income taxes.  As a result, our Partners are individually responsible for paying federal income taxes on their share of our taxable income.  As a result, our financial statements do not provide for such taxes.

Partnership Equity

We allocate income or loss and pay cash distributions to Partners in accordance with their respective partnership interests.

Property, Plant and Equipment

Property, plant and equipment is recorded at cost.  Expenditures for additions, improvements and other enhancements to property, plant and equipment are capitalized.  Minor replacements, maintenance, and repairs that do not extend asset life or add value are charged to expense as incurred.  When property, plant and equipment assets are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in results of operations for the respective period.  See Note 3 for additional information regarding our property, plant and equipment.

Asset retirement obligations (“AROs”) are legal obligations associated with the retirement of tangible long-lived assets that result from their acquisition, construction, development and/or normal operation.  When an ARO is incurred, we record a liability for the ARO and capitalize an equal amount as an increase in the carrying value of the related long-lived asset.  Over time, the liability is accreted to its present value (through accretion expense) and the capitalized cost is depreciated over the remaining useful life of the related long-lived asset.  We will incur a gain or loss to the extent that our ARO liabilities are not settled at their recorded amounts.  See Note 3 for additional information regarding our AROs.

Recently Issued Accounting Standards

The accounting standard setting organizations, including the U.S. Securities and Exchange Commission, have recently issued various new accounting standards.  We have evaluated these new standards and have determined that he adoption of these rules will not have a material impact on us.

Revenue Recognition

Crude oil handling revenues are generated from purchase and sale arrangements whereby we purchase crude oil from shippers at various receipt points along the Pipeline for an index-based price (less a price differential) and sell the crude oil back to the same shippers at various redelivery points at the same index-based price.  Since these are purchase and sales transactions with the same counterparty and are entered into in contemplation of one another, we recognize net revenue from such arrangements based upon the price differential per unit of volume (typically in barrels) multiplied by the volume delivered.  We net the corresponding receivables and payables from such transactions on our balance sheet for consistency of presentation.

3.  Property, Plant and Equipment

Our property, plant and equipment values and accumulated depreciation balances were as follows at the dates indicated:

	Estimated Useful Life	September 30,	December 31,
	in Years	2010	2009
Pipeline (1)	30	$329,200	$330,039
Platforms and facilities (2)	30	163,281	163,324
Crude oil line fill (3)	n/a	34,053	34,053
Construction in progress	n/a	25,209	18,970
Total		551,743	546,386
Less accumulated depreciation		92,415	80,259
Property, plant and equipment, net		$459,328	$466,127

(1)	Includes the Pipeline and related assets.
(2)	Platforms and facilities include offshore platforms and related facilities that are an integral part of the Pipeline.
(3)	Crude oil line fill is carried at original cost and is not depreciated, but it is subject to impairment considerations.

The Pipeline has a throughput capacity of 500,000 barrels per day and is designed to gather production from deepwater areas of the Gulf of Mexico, primarily the South Green Canyon and Walker Ridge areas, for delivery to refineries and terminals in southeast Texas.  The Pipeline is supported by life of lease dedications by BP, BHP Billiton Ltd. and Chevron in connection with their production from the Holstein, Mad Dog and Atlantis fields and by Anadarko in connection with its production from the Constitution and Ticonderoga fields.  Additionally, we have contracted with Petrobras to transport crude oil production from the Cottonwood field.

Our AROs primarily result from right-of-way agreements associated with our pipeline operations and regulatory requirements triggered by the abandonment or retirement of certain offshore facilities.  None of our assets are legally restricted for purposes of settling AROs.The following table presents information regarding our asset retirement obligations since December 31, 2009:

ARO liability balance, December 31, 2009	$1,366
Accretion expense	80
ARO liability balance, September 30, 2010	1,446

Property, plant and equipment at September 30, 2010 and December 31, 2009 includes $0.8 million and $1.2 million, respectively, of estimated ARO costs capitalized as an increase in the associated long-lived asset.  Based on information currently available, we estimate that accretion expense will approximate $0.1 million annually for 2010 through 2014.

4.  Related Party Transactions

As of September 30, 2010 and December 31, 2009, we had accounts payable to affiliates of approximately $1.3 million and $1.2 million, respectively. As of September 30, 2010 and December 31, 2009, we had accounts receivable from affiliates of approximately $525 thousand and $38 thousand, respectively.

We have an Operation and Management Agreement (the “Agreement”) with Manta Ray Offshore Gathering Co LLC (“Manta Ray”) for the operation and management of the Pipeline.  Manta Ray is a subsidiary of Enterprise.  Pursuant to the agreement, we pay Manta Ray $350,000 per month (adjusted annually for changes in an average weekly earnings index as defined in the Agreement) for routine operating services.  During 2010, such amount was approximately $462,000 per month.  We reimburse Manta Ray for all non-routine operations-related services.

The Agreement may be terminated or canceled by us if Manta Ray (i) defaults in the performance of any of its obligations; (ii) dissolves, liquidates or terminates its separate corporate existence; (iii) makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts; or (iv) if Manta Ray is in default under the performance standards set forth in the Agreement.  The Agreement may be terminated or canceled by Manta Ray without cause at any time with at least 180 days notice if  (i) we are in default in the performance of any payment obligations; (ii) we dissolve, liquidate or terminate our separate corporate existence; (iii) we make a general assignment for the benefit of creditors or admit in writing our inability to pay our debts generally as they become due; or (iv) we sell or lease our Pipeline to a third party.  For the nine months ended September 30, 2010 and 2009, the operating costs and expenses include payments to Manta Ray of $4.2 million and $4.1 million, respectively.

We rent offshore platform space from an affiliate of Enterprise and a third party.  For the nine months ended September 30, 2010 and 2009, total rent paid to the affiliate of Enterprise was $0.5 million and $0.5 million, respectively.  See Note 5 for additional information regarding this operating lease.

5.  Commitments and Contingencies

Operating Leases

During the nine months ended September 30, 2010 and 2009, lease and rental expense included in operating income was $2.5 million and $1.6 million, respectively.

We rent offshore platform space from an affiliate of Enterprise and a third party. Total rent paid for this platform space for the nine months ended September 30, 2010 and 2009, was $1.0 million and $0.9 million, respectively.  The agreement has an indefinite term and will continue until the platform is abandoned.  However, we can terminate the agreement at any time if we cease operations on the platform.  As a result, there are no future minimum payment obligations attributable to this agreement.

We lease right-of-way held in connection with our Pipeline.  In general, our payments for right-of-way easements are determined by the underlying contracts, which typically include a stated fixed fee. Certain of our right-of-way leases contain rent escalation clauses whereby the rent is adjusted periodically for inflation.  Lease expense is charged to operating costs and expenses on a straight line basis over the period of expected economic benefit.  The following table presents our minimum payment obligations under operating leases for right-of-way:

2010	$21
2011	21
2012	21
2013	21
2014	21
Thereafter	253
Total	$358

Other Matters

We are subject to potential loss contingencies arising from the course of our regular business operations.  These may result from federal, state and local environmental, health and safety laws and regulations and third-party litigations.  There are no matters currently which, in the opinion of our management, will have a material adverse effect on the financial position or results of our operations.

6.  Significant Risks

Nature of Operations

Offshore crude oil pipeline systems such as ours are affected by oil exploration and production activities.  Crude oil reserves are depleting assets that will produce over a finite period.  Our Pipeline must access additional reserves to offset either (i) the natural decline in production from existing connected wells or (ii) the loss of any production to a competitor.  We actively seek to offset the loss of volumes due to depletion by adding connections to new customers and fields.

      Weather-Related Risks

Our assets are located offshore Texas and Louisiana in the Gulf of Mexico, which is prone to tropical weather events such as hurricanes.  Our Partners are required to maintain certain levels of insurance with respect to our assets.  If our assets were materially damaged in a storm, it could have a material impact on our financial position and results of operations.  Other operating costs and expenses for the nine months ended September 30, 2010 and 2009 include an aggregate of $17 thousand and $2.7 million, respectively, of repair costs related to damage caused by Hurricanes Gustav and Ike.

7.  Subsequent Events

We have evaluated subsequent events through January 15, 2011, which is the date our Unaudited Financial Statements and Notes were available to be issued, and have determined that there were no material subsequent events.